Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-32070, 33-35368, 33-45351 and 333-70545) of Minntech Corporation of our report dated May 16, 2001 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 28, 2001